Exhibit 99.1

For Immediate Release

Contact:
Gary J. Fuges, CFA
ValueClick, Inc.
1.818.575.4677

VALUECLICK ANNOUNCES THIRD QUARTER 2005 RESULTS

Results Exceed Revenue and Profitability Guidance;
2005 Guidance Raised and Preliminary 2006 Guidance Issued

Westlake Village, CA – November 1, 2005 – ValueClick, Inc. (Nasdaq: VCLK) today reported financial results for the third quarter ended September 30, 2005. Performance in the quarter exceeded the Company’s previously issued guidance for revenue, net income per fully diluted common share, and net income before interest, taxes, depreciation, and amortization (EBITDA)1.

The highlights from ValueClick’s third quarter of 2005 included:

•	$81.4 million in reported revenue, an increase of 87 percent year-over-year;

•	EBITDA of $22.6 million, an increase of 99 percent year-over-year; with EBITDA margin expansion to 28 percent from 26 percent in the third quarter of 2004; and

•	The acquisition of Fastclick for approximately 15.6 million shares of ValueClick common stock and options to purchase 0.9 million shares of ValueClick common stock (on a treasury stock basis). ValueClick will integrate Fastclick with its existing display ad network business within its Media segment to create one of the largest independent providers of online advertising networks.

“Through execution in our operations and corporate development program, ValueClick has become a true leader in its three principal businesses of display ad networks, lead-generation networks, and affiliate marketing solutions,” said James Zarley, chairman and chief executive officer of ValueClick. “Our unique breadth and scale positions us to capitalize on the industry’s secular growth, and our new guidance demonstrates our confidence in generating up to one-half billion dollars in revenue and healthy profit margins in 2006.”

For the quarter ended September 30, 2005, ValueClick reported revenue of $81.4 million, an increase of $37.9 million, or 87 percent, from revenue of $43.5 million for the third quarter of 2004. Third quarter 2005 results include a full quarter of operations from PriceRunner, acquired in August 2004, and E-Babylon and Webclients, both acquired in June 2005. Fastclick, acquired in late September 2005, was not included in the Company’s reported third quarter 2005 operating results.

Third quarter 2005 income before taxes was $18.5 million compared to $9.7 million for the third quarter of 2004. Net income for the third quarter of 2005 was $11.0 million, or $0.13 per fully diluted common share, compared to $7.6 million, or $0.09 per fully diluted common share, for the third quarter of 2004. Third quarter 2005 EBITDA was $22.6 million, or 28 percent of revenue, compared to $11.4 million, or 26 percent of revenue, for the third quarter of 2004.

The Company’s consolidated balance sheet remained strong with $225.6 million in cash, cash equivalents and marketable securities, and $651.5 million in total stockholders’ equity, as of September 30, 2005. The Company’s balance sheet as of September 30, 2005 includes the impact of the Fastclick acquisition.

1 EBITDA is defined as GAAP (generally accepted accounting principles) net income before interest, taxes, depreciation, and amortization. Please see the attached schedule for a reconciliation of EBITDA to GAAP net income, a definition of “Adjusted-EBITDA” and its reconciliation to GAAP net income, and a discussion of why the Company believes EBITDA and Adjusted-EBITDA are useful financial measures to investors and how they are used by management.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release. The guidance also does not include the impact of expensing stock options under Statement of Financial Accounting Standards 123®.

Based on its third quarter results and outlook for 2005, ValueClick is raising its fiscal year 2005 guidance, issued on September 30, 2005 in conjunction with the closing announcement of its Fastclick acquisition. The Company’s updated guidance is as follows:

Fiscal Year 2005	Previous Guidance	Updated Guidance
Revenue	$291-301 million	$299-304 million
Net income per fully diluted common share	$0.41-0.43	$0.43-0.45
EBITDA	$72.4-74.6 million	$78.0-80.0 million
Adjusted-EBITDA (EBITDA before stock-based compensation)		$80.0-82.0 million

The full year 2005 guidance includes seven months of operations from E-Babylon, six months of operations from Webclients, and three months of operations from Fastclick.

For the fourth quarter of 2005, ValueClick anticipates revenue in the range of $112.0 million to $117.0 million, with the mid-point of guidance representing an increase of 111 percent from fourth quarter 2004 revenue. The Company expects net income per fully diluted common share of approximately $0.12 in the fourth quarter of 2005. EBITDA for the fourth quarter of 2005 is expected to be in the range of $26.0 million to $28.0 million, and Adjusted-EBITDA (EBITDA before stock-based compensation) is expected to be in the range of $28.0 million to $30.0 million.

Fourth quarter and full year 2005 net income per fully diluted common share guidance assumes an effective tax rate of approximately 41 percent and 39 percent, respectively.

Additionally, today ValueClick is announcing preliminary guidance for fiscal year 2006:

Fiscal Year 2006	Preliminary Guidance
Revenue	$480-500 million
Net income per fully diluted common share	$0.53-0.59
EBITDA	$120-125 million
Adjusted-EBITDA	$123-128 million

Conference Call Today
James Zarley, chairman and chief executive officer, Sam Paisley, chief administrative officer, and Scott Ray, chief financial officer, will present an overview of the results and other factors affecting financial performance for the third quarter during a webcast on Tuesday, November 1, 2005 at 1:30PM PT. Investors and analysts may obtain dial-in information through StreetEvents (www.streetevents.com).

The live webcast and other information of potential interest to investors will be available to the public in the Investor Relations section of the Company’s website (www.valueclick.com). Please allow 15 minutes prior to the call to download and install any necessary audio software. Replay information will be available for seven days after the call and may be accessed at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers. The passcode is 3526974.

Webcast participants are encouraged to submit questions on financial results and business operations to management prior to the call. Please call (818) 575-4677 to leave your question on our Investor Relations voice message system. Questions should be received no later than 1:30PM PT on Tuesday, November 1, 2005.

About ValueClick
ValueClick, Inc. (Nasdaq: VCLK) is the single-source provider of media, technology and related services that enable advertisers, agencies and publishers to reach consumers in all major online marketing channels, through three business units:

•	ValueClick Media (http://media.valueclick.com) provides brand advertising and direct marketing solutions for advertisers, agencies and publishers. Through its ValueClick Brand, ValueClick Direct, Fastclick, ValueClick Search, and Webclients groups, ValueClick Media offers marketers a wide range of distribution methods, including web-based advertising, co-registration, pay-per-click search, and a variety of email marketing options.

ValueClick Media also includes PriceRunner.com (www.pricerunner.com), a leading global provider of online comparison-shopping services.

•	Commission Junction (www.cj.com) provides advanced performance marketing solutions that help marketers increase online leads and sales. By facilitating strategic relationships between advertisers and publishers, Commission Junction leverages its proven expertise in affiliate marketing and search marketing to drive measurable results for its clients.

•	Mediaplex (www.mediaplex.com) provides technology and services that help advertisers, agencies and publishers manage their online advertising and permission-based email campaigns. Additionally, Mediaplex provides the AdVault suite of software and services that help advertising agencies and other companies operate their businesses more efficiently, through effective agency management, media management, and content management solutions.

For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, ValueClick’s ability to successfully integrate its recently completed Fastclick merger, trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including its Annual Report on Form 10-K filed on March 31, 2005, recent quarterly reports on Form 10-Q, current reports on Form 8-K, its amended registration statement on Form S-4, filed on September 27, 2005, and its final prospectus on Form 424B3 filed on September 28, 2005. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three-month Period
	Ended September 30,
	(Note 1)
	(Unaudited)
	2005	2004
Revenue	$81,414	$43,492
Cost of revenue	22,496	13,206

Gross profit	58,918	30,286
Operating expenses:
Sales and marketing	21,993	9,760
General and administrative	10,287	6,962
Technology	5,665	3,663
Stock-based compensation	70	124
Amortization of intangible assets	3,107	1,107

Total operating expenses	41,122	21,616

Income from operations	17,796	8,670
Interest income, net	687	1,001

Income before income taxes	18,483	9,671
Provision for income taxes	7,481	2,053

Net income	$11,002	$7,618

Basic net income per common share	$0.13	$0.09

Weighted-average shares used in computing basic net income per common share	84,596	80,770

Diluted net income per common share	$0.13	$0.09

Weighted-average shares used in computing diluted net income per common share	87,666	83,925

Note 1 — The condensed consolidated statements of operations include the results of PriceRunner, E-Babylon and Webclients from the beginning of the accounting period nearest to their acquisition dates (August 6, 2004, June 13, 2005, and June 24, 2005, respectively). The three-month period ended September 30, 2005 does not include the operating results of Fastclick, the acquisition of which was consummated on September 29, 2005. Had these transactions been completed as of January 1, 2004, on an unaudited pro-forma basis utilizing certain preliminary purchase price allocations, revenue would have been $100.8 million and $78.5 million, and net income would have been $11.0 million, or $0.11 per fully diluted common share, and $8.6 million, or $0.08 per fully diluted common share, for the three-month periods ended September 30, 2005 and 2004, respectively.

These unaudited pro-forma results are for information purposes only, are not necessarily indicative of what the actual results would have been had the transactions occurred on January 1, 2004, and are not necessarily indicative of future results.

VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Nine-month Period
	Ended September 30,
	(Note 1)
	(Unaudited)
	2005	2004
		(Note 2)
Revenue	$187,400	$114,807
Cost of revenue	49,569	35,751

Gross profit	137,831	79,056
Operating expenses:
Sales and marketing	48,360	24,403
General and administrative	27,506	19,544
Technology	14,746	11,907
Stock-based compensation	169	536
Amortization of intangible assets	5,792	2,835
Restructuring expense (benefit), net	4	(1,003)

Total operating expenses	96,577	58,222

Income from operations	41,254	20,834
Interest income, net	3,467	2,540
Gain on sale of equity interest in Japan subsidiary	—	8,007

Income before income taxes and minority interest	44,721	31,381
Provision for income taxes	16,946	4,931

Income before minority interest	27,775	26,450
Minority share of loss of consolidated subsidiary	—	130

Net income	$27,775	$26,580

Basic net income per common share	$0.33	$0.33

Weighted-average shares used in computing basic net income per common share	83,182	79,555

Diluted net income per common share	$0.32	$0.32

Weighted-average shares used in computing diluted net income per common share	85,954	83,810

Note 1 — The condensed consolidated statements of operations include the results of PriceRunner, E-Babylon and Webclients from the beginning of the accounting period nearest to their acquisition dates (August 6, 2004, June 13, 2005, and June 24, 2005, respectively). The nine-month period ended September 30, 2005 does not include the operating results of Fastclick, the acquisition of which was consummated on September 29, 2005. The nine-month period ended September 30, 2004 includes the results of ValueClick Japan, which was sold on March 26, 2004. Had these transactions been completed as of January 1, 2004, on an unaudited pro-forma basis utilizing certain preliminary purchase price allocations, revenue would have been $290.8 million and $207.1 million, and net income would have been $30.4 million, or $0.29 per fully diluted common share, and $17.4 million, or $0.17 per fully diluted common share, for the nine-month periods ended September 30, 2005 and 2004, respectively. These unaudited pro-forma results are for information purposes only, are not necessarily indicative of what the actual results would have been had the transactions occurred on January 1, 2004, and are not necessarily indicative of future results.

Note 2 – Net income for the nine-month period ended September 30, 2004 would have been $18.6 million, or $0.22 per fully diluted common share, after excluding the $8.0 million non-recurring gain on the sale of the Company’s equity interest in ValueClick Japan.

VALUECLICK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,
	2005	December 31, 2004
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$59,632	$28,295
Marketable securities, at fair value	165,934	214,288
Accounts receivable, net	59,814	32,036
Other current assets	10,977	8,009

Total current assets	296,357	282,628
Property and equipment, net	16,385	8,571
Goodwill and other intangible assets, net	383,953	76,532
Deferred tax assets, net	27,634	61,630
Other assets	1,154	1,065

TOTAL ASSETS	$725,483	$430,426

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$70,027	$40,989
Non-current liabilities	3,939	4,532
Total stockholders’ equity	651,517	384,905

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$725,483	$430,426

VALUECLICK, INC.
RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED-EBITDA (Note 1)
(In thousands)

	Three-month Period
	Ended September 30,
	(Unaudited)
	2005	2004
Net income	$11,002	$7,618
Less interest income, net	(687)	(1,001)
Plus provision for income taxes	7,481	2,053
Plus amortization of intangible assets	3,107	1,107
Plus depreciation and other amortization	1,679	1,580

EBITDA	$22,582	$11,357
Plus stock-based compensation	70	124

Adjusted-EBITDA	$22,652	$11,481

	Nine-month Period
	Ended September 30,
	(Unaudited)
	2005	2004
		(Note 2)
Net income	$27,775	$26,580
Less interest income, net	(3,467)	(2,540)
Plus provision for income taxes	16,946	4,931
Plus amortization of intangible assets	5,792	2,835
Plus depreciation and other amortization	4,742	4,674

EBITDA	$51,788	$36,480
Plus stock-based compensation	169	536

Adjusted-EBITDA	$51,957	$37,016

Note 1 – “EBITDA” (earnings before interest, taxes, depreciation, and amortization) and “Adjusted-EBITDA” (earnings before interest, taxes, depreciation, amortization, and stock-based compensation) included in this press release are non-GAAP (Generally Accepted Accounting Principles) financial measures.

EBITDA and Adjusted-EBITDA, as defined above, may not be similar to EBITDA and Adjusted-EBITDA measures used by other companies and are not measurements under GAAP. Management believes that EBITDA and Adjusted-EBITDA provide useful information to investors about the Company’s performance because they eliminate the effects of period-to-period changes in costs associated with capital investments and income from interest on the Company’s cash and marketable securities that are not directly attributable to the underlying performance of the Company’s business operations. Management uses EBITDA and Adjusted-EBITDA in evaluating the overall performance of the Company’s business operations.

Though management finds EBITDA and Adjusted-EBITDA useful for evaluating aspects of the Company’s business, its reliance on these measures is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management always uses EBITDA and Adjusted-EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that EBITDA and Adjusted-EBITDA provide investors with additional tools for evaluating the Company’s core performance, which management uses in its own evaluation of performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have these supplemental metrics since, with a reconciliation to GAAP, they may provide greater insight into the Company’s financial results.

Note 2 – EBITDA for the nine-month period ended September 30, 2004 would have been $28.5 million after excluding the $8.0 million non-recurring gain on the sale of the Company’s equity interest in ValueClick Japan.